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                                                                   EXHIBIT 4.03

                                MATCHLOGIC, INC.
                          1997 EQUITY COMPENSATION PLAN


SECTION 1.         PURPOSE; DEFINITIONS

        The purpose of the MatchLogic, Inc. 1997 Equity Compensation Plan (the "Plan") is to enable key employees, officers, directors, and Eligible Independent Contractors (as hereinafter defined) of MatchLogic, Inc. (the "Company") to (i) own shares of stock in the Company, (ii) participate in the stockholder value which has been created, (iii) have a mutuality of interest with other stockholders and (iv) enable the Company to attract, retain and motivate key employees, officers, non-employee directors and independent contractors of particular merit.

        For the purposes of the Plan, the following terms shall be defined as set forth below:

               (a) "Board" means the Board of Directors of the Company.

               (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

               (c) "Committee" means the Committee designated by the Board to administer the Plan.

               (d) "Company" means MatchLogic, Inc., a Delaware domestic corporation, its subsidiaries or any successor organization.

               (e) "Disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

               (f) "Eligible Independent Contractor" means an independent contractor hired by the Company to provide consulting services on a regular basis for the Company.

               (g) "Fair Market Value" means the fair market value of the Stock as determined by the Committee in good faith based on the best available facts and circumstances at the time.

               (h) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of
        Section 422 of the Code.

               (i) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

               (j) "Participant" means a key employee, officer, director or Eligible Independent Contractor to whom an award is granted pursuant to the Plan.

               (k) "Plan" means the MatchLogic, Inc. 1997 Equity Compensation Plan, as



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        hereinafter amended from time to time.

               (l) "Restricted Stock" means an award of shares of Stock that is subject to restrictions pursuant to Section 7 below.

               (m) "Securities Act" means the Securities Act of 1933, as amended.

               (n) "Stock" means the Common Stock of the Company, par value $.01 per share.

               (o) "Stock Appreciation Right" means the right, pursuant to an award granted under Section 6 below, to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or shares of Stock equal in value to the excess of (i) the Fair Market Value, as of the date such right is exercised and the related Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), over (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

               (p) "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

SECTION 2.         ADMINISTRATION

        The Plan shall be administered by a Committee of Directors of the Company designated by the Board, or, if the Board declines to make such a designation, by the Board itself, in which event references herein to the Committee shall mean the Board.

        The Committee shall have the authority to grant pursuant to the terms of the Plan: (i) Stock Options, Stock Appreciation Rights and/or Restricted Stock to key employees and officers; and (ii) Stock Options and/or Stock Appreciation Rights to directors and Eligible Independent Contractors. In particular, the Committee shall, subject to the limitations and terms of the Plan, have the authority:

               (i) to select the officers and other key employees of the Company to whom Stock Options, Stock Appreciation Rights and/or Restricted Stock may from time to time be granted hereunder, and the directors and Eligible Independent Contractors to whom Stock Options and Stock Appreciation Rights may from time to time be granted hereunder;

               (ii) to determine whether and to what extent Incentive Stock Options, Stock Appreciation Rights and/or Restricted Stock, or any combination thereof, are to be granted hereunder;

               (iii) to determine the number of shares to be covered by each such award granted hereunder;




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               (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, including, but not limited to, the option or exercise price and any restriction or limitations, based upon such factors as the Committee shall determine, in its sole discretion;

               (v) to determine whether and under what circumstances a Stock Option may be exercised and settled in cash or Stock or without a payment of cash;

               (vi) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the Participant; and

               (vii) to amend the terms of any outstanding award (with the consent of the Participant) to reflect terms not otherwise inconsistent with the Plan, including amendments concerning vesting acceleration or forfeiture waiver regarding any award or the extension of a Participant's right with respect to awards granted under the Plan, as a result of termination of employment or service or otherwise, based on such factors as the Committee shall determine, in its sole discretion.

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

        No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Option, Stock Appreciation Right or Restricted Stock award granted under it. Nothing herein shall be deemed to expand the personal liability of a member of the Board or Committee beyond that which may arise under any applicable standards set forth in the Company's by-laws and Delaware law, nor shall anything herein limit any rights to indemnification or advancement of expenses to which any member of the Board or the Committee may be entitled under any by-law, agreement, vote of the stockholders or directors, or otherwise.

        All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

SECTION 3.         STOCK SUBJECT TO THE PLAN

        (a) The aggregate number of shares of Stock that may be issued or transferred under the Plan is 1,939,140, subject to adjustment pursuant to
Section 3(b) below. Such shares may be authorized but unissued shares or reacquired shares. In the event the number of shares of Stock issued under the Plan and the number of shares of Stock subject to outstanding awards equals the maximum number of shares of Stock authorized under the Plan, no further awards shall be made unless the Plan is amended by the Board or additional shares of Stock become available for further awards under the Plan. If and to the extent that Options or Stock Appreciation Rights granted under the Plan terminate, expire or are canceled without having




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been exercised, or if any shares of Restricted Stock are forfeited, such shares shall again be available for subsequent awards under the Plan.

        (b) If any change is made to the Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding awards under the Plan, the Board or the Committee shall preserve the value of the outstanding awards by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares subject to an outstanding award and/or the option price of each outstanding Option and Stock Appreciation Right, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.

SECTION 4.         ELIGIBILITY; PARTICIPANT LIMITATIONS CONCERNING ISSUANCES;
                   STOCK SUBJECT TO AWARDS

        Officers, key employees, and Eligible Independent Contractors who are responsible for or contribute to the management, growth and/or profitability of the business of the Company are eligible to be granted awards under the Plan. Directors, including members of the Committee, shall be eligible for grants under the Plan.

SECTION 5.         STOCK OPTIONS

        Stock Options may be granted alone, in addition to, or in tandem with other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

        The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

        Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under Section 422.

        Options granted under the Plan shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:




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        (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, provided, however, that the option price per share for any Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Stock at the time of grant.

        Any Incentive Stock Option granted to any optionee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation (within the meaning of Section 424 of the Code), shall have an exercise price no less than 110% of Fair Market Value per share on date of the grant (as defined in Sections 424 (e) and (f) of the Code, respectively.

        (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. However, any Incentive Stock Option granted to any optionee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a "parent" or "subsidiary" corporation (as such terms are defined in Section 424 of the Code) may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option).

        (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

        (d) METHOD OF EXERCISE. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time and from time to time during the Option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by cash, check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee (based upon the Fair Market Value of a share of Stock on the business date preceding tender if received prior to the close of the stock market and at the Fair Market Value on the date of tender if received after the stock market closes); provided, however, that, (i) in the case of an Incentive Stock Option, the right to make a payment in the form of unrestricted Stock already owned by the optionee may be authorized only at the time the Option is granted and (ii) the Company may require that the Stock has been owned by the Participant for a minimum period of time specified by the Committee. In addition, if such unrestricted Stock was acquired through exercise of an Incentive Stock Option, such Stock shall have been held by the optionee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the date of exercise, or if such Stock was acquired through exercise of a Non-Qualified Stock Option or of an option under a similar plan of the Company, such Stock shall have been held by the optionee for a period of more than one year on the date of exercise.




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        If specified by the Committee in the agreement governing a Stock Option at the time of grant, the Committee may, in its sole discretion, upon receipt of such optionee's written notice to exercise, elect to cash out all or part of the portion of the Stock Option to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price on the effective date of such cash-out.

        No shares of Stock shall be issued until full payment therefor has been made. An optionee shall not have any right to dividends or other rights of a stockholder with respect to shares subject to the Option until such time as Stock is issued in the name of the optionee following exercise of the Option in accordance with the Plan.

        (e) STOCK OPTION AGREEMENT. Each Option granted under this Plan shall be evidenced by an appropriate Stock Option agreement, which agreement shall expressly specify whether such Option is an Incentive Stock Option or a Non-Qualified Stock Option and shall be executed by the Company and the optionee. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be deterrnined by the Committee. Such terms and provisions may vary between optionees or as to the same optionee to whom more than one Option may be granted.

        (f) REPLACEMENT OPTIONS. The Committee may, in its sole discretion and at the time of the original option grant, authorize the Participant to automatically receive replacement Options pursuant to this part of the Plan. Any such replacement option shall be granted upon such terms and subject to such conditions and limitations as the Committee may deem appropriate. Any replacement option shall cover a number of shares determined by the Committee, but in no event equal to more than the number of shares covered by the original option exercised. The per share exercise price of any replacement option shall equal the then current Fair Market Value of a share of Stock, and shall have a term as determined by the Committee at the time of grant of the original Option.

        The Committee shall have the right, and may reserve the right in any Option grant, in its sole discretion and at any time, to discontinue the automatic grant of replacement options if it determines the continuance of such grants to no longer be in the best interest of the Company.

        (g) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee other than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

        (h) TERMINATION OF EMPLOYMENT BY REASON OF DEATH. Unless otherwise determined by the Committee at or after grant, if any optionee's employment by the Company terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the




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Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

        (i) TERMINATION OF EMPLOYMENT BY REASON OF DISABILITY. Unless otherwise determined by the Committee at or after grant, if an optionee's employment by the Company terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that, if the optionee dies within such one-year period (or such shorter period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

        (j) OTHER TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Committee at or after grant, in the event of termination of employment (voluntary or involuntary) for any reason other than death or Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Committee may determine at or after grant, for a period of three months (or such shorter period as Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that, if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

        (k) BREACH OF NON-COMPETITION, NON-SOLICITATION OR NON DISCLOSURE AGREEMENT. In the event that the Board determines that the optionee has breached any non-compete, non-solicitation or non-disclosure agreement or obligation, whether written or oral or imposed by law or by contract, with the Company, all Stock Options held by such optionee shall terminate effective as of the date on which optionee entered into such activity, unless terminated sooner by operation of another term or condition of the option agreement or the Plan. The Board shall have the authority to release an optionee from his obligations pursuant to this paragraph if it determines such action to be in the best interests of the Company.

        (l) INCENTIVE STOCK; OPTION LIMITATION. The aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company shall not exceed $100,000.




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        (m) WITHHOLDING AND USE OF SHARES TO SATISFY TAX OBLIGATIONS. The
obligation of the Company to deliver Stock upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

        If the exercise of any Option is subject to the withholding requirements of applicable federal tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the optionee to satisfy the federal withholding tax, in whole or in part, by electing to have the Company withhold (or by delivering to the Company) shares of Stock, which Stock shall be valued, for this purpose, at their Fair Market Value on the date the amount of tax required to be withheld is determined (the "Determination Date"). Such election must be made in compliance with and subject to the Withholding Rules, and the Committee may not withhold shares of Stock in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. In the event Stock acquired under the exercise of an Incentive Stock Option is used to satisfy such withholding requirement, such Stock must have been held by the optionee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the Determination Date. In the event Stock acquired through the exercise of a Non-Qualified Stock Option or of an option under a similar plan is delivered by the optionee to the Company to satisfy such withholding requirement, such Stock must have been held by the optionee for a period of more than one year on the Determination Date.

        (n) ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES ACTS. Within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the optionee a certificate for the Stock purchased pursuant to the exercise of the Option. At the time of any exercise of any Option, the Company may, if it shall deem it necessary and desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, require the optionee to represent in writing to the Company that it is his or her then intention to acquire the Stock for investment and not with a view to distribution thereof and that such optionee will not dispose of such Stock in any manner that would involve a violation of applicable securities laws. In such event, no Stock shall be issued to such holder unless and until the Company is satisfied with such representation. Certificates for shares of Stock issued pursuant to the exercise of Options may bear an appropriate securities law legend.

SECTION 6.         STOCK APPRECIATION RIGHTS

        (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. The exercise price of each Stock Appreciation Right shall be equal to (i) the exercise price or option price or the related Stock Option or (ii) the Fair Market Value of a share of Stock as of the date of grant of such Stock Appreciation Right, but only in such circumstances where the Stock Appreciation Right is granted subsequent to the date of grant of the related Stock Option and an exercise price established in accordance with clause (i)




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above would result in the disallowance of the Company's expense deduction pursuant to Section 162(m) of the Code.

        A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

        A Stock Appreciation Right may be exercised by a Participant, in accordance with Section 6(b), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

        (b) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

               (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate, if any, shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan;

               (ii) upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash and/or shares of stock equal in value to the excess of the Fair Market Value of one share of Stock (as of the date the Stock Appreciation Right is exercised and the related Stock Option is surrendered) over the exercise price of the Stock Appreciation Right, multiplied by the number of shares of Stock in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment;

               (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(g) of the Plan; and

               (iv) a Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

SECTION 7.         RESTRICTED STOCK

        (a) ADMINISTRATION. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and




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key employees of the Company to whom, and the time or times at which, grants of
Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 70b)), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

        (b) AWARDS AND CERTIFICATES. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

               (i) The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

               (ii) Awards of Restricted Stock may be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock award agreement and paying whatever price (if any) is required under Section 7(b)(i).

               (iii) Each Participant receiving a Restricted Stock award shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the MatchLogic, Inc. 1997 Equity Compensation Plan and an Agreement entered into between the registered owner and MatchLogic, Inc. Copies of such Plan and Agreement are on file at the offices of the Company."

               (iv) The Committee shall require that the certificates evidencing such Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

        (c) RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

               (i) Subject to the provisions of this Plan and the Restricted Stock award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the




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        Plan. The Committee, at its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

               (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3.

               (iii) Subject to the applicable provisions of the Restricted Stock award agreement and this Section 7, upon termination of a Participant's employment with the Company for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant, subject to any payments for such shares as may be provided in the Restricted Stock award agreement.

               (iv) The Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

               (v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered promptly to the Participant.

SECTION 8.         RESTRICTIONS ON TRANSFER

        (a) Unless otherwise determined by the Committee at or after grant, the Company shall have the right of first refusal to repurchase any shares offered for sale by the Grantee, his executor, administrator, or beneficiaries, which shares were issued to the Grantee pursuant to one or more Options or Restricted Stock grants awarded to the Grantee under the Plan. Such offer shall be communicated to the Company by written notice, stipulating the terms and conditions of such offer therein, forwarded by registered or certified mail. The Company shall exercise its right to repurchase (or to designate a third party to repurchase) by giving written notice thereof by registered or certified mail to the Grantee, his executor, administrator or beneficiaries no later than 30 days after the date of the receipt of the offer. Within 30 days after receipt of such notice, the Grantee, his executor, administrator or beneficiaries shall deliver a certificate or certificates for the shares being sold, together with appropriate duly signed stock powers transferring such shares to the Company, and the Company shall deliver to the Grantee, his executor, administrator or beneficiaries the Company's check in the amount of the purchase price for the shares being sold.

        In the event that such offer shall not be accepted by written notice forwarded by registered or certified mail no later than 30 days after the date of the receipt of the offer, the




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

Grantee, his executor, administrator or beneficiaries may dispose of the shares offered to any person, firm or corporation, without restriction, except that the subsequent transfer of such shares shall not be on terms more favorable to the transferee than the terms upon which the shares were originally offered to the Company. If, within 60 days after the expiration of the 30 day period of any offer made hereunder, the Grantee, his executor, administrator, or beneficiaries offering to sell any shares issued hereunder, shall fail to consummate a sale thereof to any other purchaser, then no sale of such shares may be made thereafter without again reoffering the same to the Company in accordance with the provisions of this subparagraph.

        (b) Unless otherwise determined by the Committee at or after grant, in the event of the Grantee's termination of employment, service on the Board of Directors of the Company, or service as a consultant for any reason, whether voluntary or involuntary, the Company shall have the right to repurchase all shares issued or to be issued to the Grantee under this Plan at fair market value, as may be determined by the Board of Directors from time to time, but not less than Grantee's cost.

        The Company's right to repurchase shall be exercisable at any time within one year after the date of Grantee's termination of employment, service on the Board of Directors of the Company, or service as a consultant by the delivery of written notice by the Company to such effect to the Grantee, his executor, administrator or beneficiaries. Within 30 days after receipt of such notice, the Grantee, his executor, administrator or beneficiaries shall deliver a certificate or certificates for the shares being sold, together with appropriate duly signed stock powers transferring such shares to the Company, and the Company shall deliver to the Grantee, his executor, administrator or beneficiaries the Company's check in the amount of the purchase price for the shares being sold.

        (c) In the event that the Board determines in good faith that the Grantee has materially breached any non-competition, non-solicitation or non-disclosure agreement or obligation, whether oral or written or imposed by law or by contract, with the Company, the Company shall have the right to repurchase all or any portion of the shares issued or to be issued to the Grantee under this Plan at a price equal to the exercise price or other purchase price actually paid by the Grantee for such shares, and any gain realized by Grantee from the disposition of any shares issued to the Grantee under this Plan within the two-year period prior to the event shall be paid by Grantee to the Company. The Board shall have the authority to release a Grantee from his obligations pursuant to this paragraph if it determines such action to be in the best interests of the Company

        The Company's right to repurchase shall be exercisable at any time after the date of such determination by the delivery of written notice by the Company to such effect to the Grantee, his executor, administrator or beneficiaries. Within 30 days after receipt of such notice, the Grantee, his executor, administrator or beneficiaries shall deliver a certificate or certificates for the shares being sold, together with appropriate duly signed stock powers transferring such shares to the Company and a check for the amount of any gains realized as provided above. Promptly upon receipt thereof, the Company shall deliver to the Grantee, his executor, administrator or beneficiaries the Company's check in the amount of the purchase price for the shares being purchased.

        (d) The right of first refusal and buy-back rights granted to the Company pursuant to subparagraphs (a) and (b) of this Section 8 shall terminate when the Company has consummated a public offering of its Common Stock pursuant to the Securities Act. The buy-back rights granted to the Company pursuant to subparagraph (c) of this Section 8 shall survive indefinitely.

        (e) The right of first refusal and buy-back rights granted to the Company pursuant to subparagraphs (a), (b) and (c) of this Section 8 are separate and independent obligations of the Grantee and shall survive any termination of employment, Board service or service as a consultant. Furthermore, such rights shall not be construed as an absolute obligation on the part of the Company to repurchase any shares tendered.

        (f) Each certificate for shares issued by the Company to the Grantee shall bear an appropriate legend that the transfer of such shares is restricted by the provisions of this Plan and, if applicable, the Securities Act or any state securities law.

SECTION 9.         AMENDMENTS AND TERMINATION

        The Board may amend, alter or discontinue the Plan at any time and from time to time, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee or Participant under a Stock Option, Stock Appreciation Right and/or Restricted Stock award theretofore granted, without the optionee's or Participant's consent.

        The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option prices. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws, securities laws and accounting rules, as well as other developments.

SECTION 10.        UNFUNDED STATUS OF PLAN

        The Plan is intended to constitute an "unfunded" plan of incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, address the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.




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

SECTION 11.        GENERAL PROVISIONS

        (a) The Committee may require each person purchasing shares pursuant to a Stock Option or receiving Stock upon the expiration of any Restriction Period under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer under the Securities Act or any state securities law.

        All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, any stock exchange or over-the counter market upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

        (c) The adoption of the Plan shall not confer upon any Participant any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate its relationship with any of its employees, directors or independent contractors at any time.

        (d) No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any award under the Plan, the Participant who is an officer or key employee of the Company shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

        (e) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment.

        (f) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.




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

        (g) The Plan shall be governed by and subject to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

SECTION 12.        EFFECTIVE DATE AND TERM OF PLAN

        The Plan shall be effective as of May 8, 1997, and was approved by the Company's stockholders on May 8, 1997. No Stock Option, Stock Appreciation Right or Restricted Stock award shall be granted pursuant to the Plan on or after May 8, 2007, but awards granted prior to such tenth anniversary may extend beyond that date; provided, however, that if the Plan is not approved by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan, within 12 months after said date, the Plan and all Options, Stock Appreciation Rights or Restricted Stock awards granted hereunder shall be null and void and no additional Options, Stock Appreciation Rights or Restricted Stock awards shall be granted hereunder.

SECTION 13.        INTERPRETATION

        A determination of the Committee as to any question which may arise with respect to the interpretation of the provisions of this Plan or any Options, Stock Appreciation Rights or Restricted Stock awards shall be final and conclusive, and nothing in this Plan, or in any regulation hereunder, shall be deemed to give any Participant, his legal representatives, assigns or any other person any right to participate herein except to such extent, if any, as the committee may have determined or approved pursuant to this Plan. The Committee may consult with legal counsel who may be counsel to the Company and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

SECTION 14.        GOVERNING LAW

        With respect to any Incentive Stock Options granted pursuant to the Plan and the agreements thereunder, the Plan, such agreements and any Incentive Stock Options granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Participants under, the Plan, the agreements and any Options, Stock Appreciation Rights or Restricted Stock awards granted thereunder.















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